UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   April 10, 2012

CENTRAL VERMONT PUBLIC SERVICE CORPORATION
(Exact name of registrant as specified in its charter)

Vermont (State or other jurisdiction of incorporation)	1-8222 (Commission File Number)	03-0111290 (IRS Employer Identification No.)

77 Grove Street, Rutland, Vermont               05701
(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code (800) 649-2877

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On July 12, 2011 the Company filed an Agreement and Plan of Merger among Gaz Métro Limited Partnership, Danaus Vermont Corp., and Central Vermont Public Service Corporation (“Central Vermont” or the “Company”), effective July 11, 2011 (“Merger Agreement”).  In accordance with Article V, Section 5.14 of the Merger Agreement, the Company is required to redeem any and all outstanding shares of Company Preferred Stock prior to the closing in accordance with each respective series Preferred Stock agreement.  The Merger Agreement provides that Gaz Métro shall reimbursement the Company for one hundred percent (100%) of its out-of-pocket costs and expenses incurred in connection with this redemption, including all amounts paid by the Company to the holders of Company Preferred Stock if the Merger Agreement is terminated under certain circumstances as described in the Merger Agreement.

On April 10, 2012 the Board of Directors approved a resolution to redeem its outstanding shares of Series 4.15%, 4.65%, 4.75%, and 5.375% Preferred Stock, par value $100.00 per share, (together “Preferred Stock”) on June 22, 2012 (“Redemption Date”).  Shares are redeemable at par plus premium and accrued dividends, all as more particularly described below:

Preferred Stock Series	Par Value	Premium per share	Dividend Rate
4.15%	$100.00	$5.50	$0.921612
4.65%	$100.00	$5.00	$1.037951
4.75%	$100.00	$1.00	$1.065219
5.375%	$100.00	$5.00	$1.196892

A Notice of Redemption and Letter of Transmittal that describes the formal redemption process will be mailed on or before May 22, 2012 to Preferred Stock holders.  Questions about the Notice of Redemption and related materials should be directed to the paying agent: American Stock Transfer and Trust Company, LLC at the addresses and phone numbers below.  Preferred Stock holders who have additional questions may contact CVPS Shareholder Services at 1-800-354-2877 or by e-mail at shsvcs@cvps.com.

By Hand or Overnight to: American Stock Transfer and Trust Company, LLC Operations Center Attn: Reorganization Department 6201 – 15th Avenue Brooklyn, NY 11219	By Mail to: American Stock Transfer and Trust Company, LLC Operations Center Attn: Reorganization Department PO Box 2042 New York, NY 10272-2042
Phone Numbers: (877) 248-6417 or (718) 921-8317

Following the Redemption Date:

•	the shares of Preferred Stock are no longer deemed outstanding and will be retired;

•	the Company will not pay any future quarterly dividends with respect to the Preferred Stock;

•	the former holders of the shares of the Preferred Stock will have no further rights arising out of their ownership of such shares other than the right to receive the redemption price.

SIGNATURE Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL VERMONT PUBLIC SERVICE CORPORATION

By	/s/ Edmund F. Ryan Edmund F. Ryan Acting Chief Financial Officer and Treasurer
April 16, 2012